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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                US UNWIRED INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

Comments on the materials should be addressed to

        Anthony J. Correro, III
        46th Floor, 201 St. Charles Ave.
        New Orleans, LA. 70170-4600
            Phone  504-586-5253
            Fax    504-586-5250
            email  acorrero@cfhlaw.com


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

PRELIMINARY MATERIALS - FOR USE OF THE SECURITIES AND EXCHANGE COMMISSION ONLY


                                US UNWIRED INC.
                              901 LAKESHORE DRIVE
                            LAKE CHARLES, LA  70601


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON April 23, 2002


To the Stockholders of US Unwired Inc.:

     The 2002 Annual Meeting of Stockholders of US Unwired Inc. will be held on April 23, 2002, at 11:30 a.m. Central Daylight Time, at 901 Lakeshore Drive, Sixth Floor, Lake Charles, Louisiana, to (i) elect directors (ii) vote upon a proposed amendment to the Articles of Incorporation, and (iii) transact such other business as may properly be brought before the meeting or any adjournments thereof.

     Holders of record of US Unwired's Class A and Class B common stock at the close of business on March 1, 2002, are entitled to notice of and to vote at the Meeting.

     PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                                By Order of the Board of Directors



                                Thomas G. Henning
                                Secretary


Lake Charles, Louisiana
March 22, 2002

                                US UNWIRED INC.
                              901 LAKESHORE DRIVE
                            LAKE CHARLES, LA  70629


                                PROXY STATEMENT
               FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                 APRIL 23, 2002


     This Proxy Statement is furnished to holders of our common stock in connection with the solicitation on behalf of your Board of Directors (the "Board") of proxies for use at our Annual Meeting of Stockholders (the "Meeting") to be held on April 23, 2002, at the time and place set forth in the accompanying notice and at any adjournments thereof.

     Stockholders of record of our Common Stock at the close of business on March 1, 2002, are entitled to notice of and to vote at the Meeting. On that date, we had outstanding 27,933,465 shares of Class A Common Stock, each of which was entitled to one vote, and 56,460,144 shares of Class B Common Stock, each of which was entitled to 10 votes. In the election of directors, the proposed amendment to the Articles of Incorporation and other matters that may be brought before the meeting, the Class A and Class B Common Stock vote together as a single class. It is anticipated that before the Meeting we will reclassify our outstanding Class A and Class B stock into one class of Common Stock, each having one vote per share. If such reclassification occurs, at the Meeting each former Class A and each former Class B share will have one vote.

     You may revoke any proxy at any time before its exercise by filing with our Secretary a written revocation or duly executed proxy bearing a later date. If you vote in person at the Meeting in a manner inconsistent with a proxy previously filed on your behalf you will be deemed to have revoked the proxy as it relates to the matter voted upon in person.

     This Proxy Statement is first being mailed to stockholders on or about March ___, 2002. The cost of preparing and mailing proxy materials as well as soliciting proxies in the enclosed form will be borne by us. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, fax, e-mail and telex. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and we will, upon request, reimburse them for their expenses in so acting.

                             ELECTION OF DIRECTORS

     Our Articles of Incorporation provide for three classes of directors, with one class to be elected at each annual meeting for a three-year term. At the Meeting, Class II Directors will be elected to serve until the third succeeding annual meeting and until their successors have been duly elected and qualified. Directors will be elected by plurality vote.

     Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received by them for the election of the three Class I director nominees named below. If one or more nominees cannot be a candidate at the Meeting, the shares represented will be voted in favor of such other nominees as may be designated by the Board. Pursuant to a merger agreement with IWO Holdings, Inc. ("IWO"), we agreed to cause three of our current directors to resign upon consummation of the merger (the "IWO Merger") and be replaced with three persons nominated by representatives of IWO. As of the date of this proxy statement the IWO Merger had not been consummated but consummation is expected to occur before the date of the Meeting. If so, current directors William L. Henning, John A. Henning and Andrew C. Cowan will resign, the Board will appoint Messrs. Christopher J. Stadler, Thomas J. Sullivan and Harley Ruppert (the "Replacement Directors") to replace them, Mr. Stadler will be nominated for election as a Class II director at the Meeting, and proxies will be voted for Mr. Stadler rather than Mr. William L. Henning.

     Other than the Board, only shareholders entitled to vote for the election of directors who have complied with the procedures of Section 3.7 of our Bylaws may nominate a person for election. To do so, the shareholder must give written notice to us by ____________, 2002 of the following: (1) as to each person whom he or she proposes to nominate, (a) his or her name, age, business address, residential address, principal occupation or employment, and the class and number of shares of our stock of which he or she is the beneficial owner, (b) his or her written consent to being named as a nominee and to serve if elected and (c) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of directors by Regulation 14A under the Securities Exchange Act of 1934; and (2) as to the shareholder giving the notice, his or her name and address and the class and number of shares of our stock of which he or she is the beneficial owner. Two inspectors, not affiliated with us, appointed by our Secretary, will determine whether the notice provisions were met; if they determine that the shareholder has not complied with Section 3.7, the defective nomination will be disregarded.

     The following table sets forth certain information as of March 1, 2002, with respect to each director nominee, each director whose term as a director will continue after the Meeting and each Replacement Director. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years. The Board recommends a vote for each of the three nominees named below.

DIRECTOR NOMINEES FOR TERMS TO EXPIRE IN 2005 (CLASS II DIRECTORS)

                                                                                      Year First
 Name                                Age        Principal Occupation                Became Director
 ----                                ---        --------------------                ---------------
 Charles T. Cannada                  43         Private Investments                        2000

 William L. Henning (1)              79         Chairman of the Board,                     1967(2)
                                                  Cameron Communications
                                                  Corporation

 Robert W. Piper                     43         President and Chief                        1997
                                                  Executive Officer

DIRECTORS WHOSE TERMS EXPIRE IN 2003 (CLASS III DIRECTORS)

                                                                                      Year First
 Name                                Age        Principal Occupation                Became Director
 ----                                ---        --------------------                ---------------

 Andrew C. Cowen                     31         Senior Vice President, Brown              1999
                                                  Brothers Harriman & Co.

 William L. Henning, Jr. (1)         49         Chairman of our Board;                    1988(2)
                                                  Chairman and Chief Executive
                                                  Officer, Xspedius Holding Corp.

 Lawrence C. Tucker                  59         General Partner, Brown                    1999
                                                  Brothers Harriman & Co.

DIRECTORS WHOSE TERMS EXPIRE IN 2004 (CLASS I DIRECTORS)

                                                                                      Year First
 Name                                Age        Principal Occupation                Became Director
 ----                                ---        --------------------                ---------------

 Henry P. Hebert, Jr.                76         Owner,  HP Hebert Oil                    2000
                                                  Properties

 John A. Henning (1)                 46         Chief Operating Officer,                 1988(2)
                                                  Cameron Communications
                                                  Corporation

 Thomas G. Henning (1)               42         Secretary and General Counsel            1988(2)
                                                  of the Company

REPLACEMENT DIRECTORS

                                                                           Year First
 Name                      Age    Principal Occupation                   Became Director
 ----                      ---    --------------------                   ---------------
 Harley Ruppert            54     President, Newport Telephone Company         (3)

 Christopher J. Stadler    36     Management Committee, Investcorp, S.A.       (3)

 Thomas J. Sullivan        38     Principal, Investcorp, S.A.                  (3)

----------
(1) Mr. William L. Henning is the father of John A. Henning, Thomas G. Henning and William L. Henning, Jr.
(2)  The date the named person first became a director of our predecessor company
(3)  To become a director upon consummation of the IWO Merger
                             ____________________

     CHARLES T. CANNADA was from 1989 to 2000 in various executive management positions at MCI WorldCom, Inc., including from 1995 to 2000 as Senior Vice President in charge of corporate development, international ventures and alliances, facility management, internal audit and flight operations.

     WILLIAM L. HENNING was the founder of our predecessor corporation and has been an officer, director and principal shareholder of Cameron Communications Corporation for over 40 years. Until 2000, he was Chairman of our Board of Directors.

     ROBERT W. PIPER has been our President since 1995 and was named Chief Executive Officer in 2000. He served as our Chief Operating Officer from 1995 to 2000.

     ANDREW C. COWEN has been employed by Brown Brothers Harriman & Co. since 1992. He is a director of Global Japan, Inc., Computerized Medical Systems, Inc. and Z-Tel Technologies, Inc.

     WILLIAM L. HENNING, JR. was our Chief Executive Officer from 1988 to 2000, when he became Chairman of our Board of Directors. He has also been Chairman and the Chief Executive Officer of Xspedius Holding Corp. or its predecessor company since 1998.

     LAWRENCE C. TUCKER has been a general partner of Brown Brothers Harriman & Co. since 1979 and currently serves as a member of the Steering Committee of the firm's partnership. He is a director of WorldCom Ventures, Inc., Z-Tel Technologies, Inc., National Healthcare Corporation, Digex, Inc., Riverwood Holdings, Inc., VAALCO Energy Inc., World Access, Inc. and Xspedius Holding Corp., and serves as an advisory director of WorldCom, Inc.

     HENRY P. HEBERT, JR. has been the owner of H.P. Hebert Oil Properties since 1962 and has been the managing member of Hebert & Rucks, L.L.C. since 1998. These companies are involved in oil and gas exploration, production management and operating and producing property acquisitions.

     JOHN A. HENNING was President of our Louisiana cellular operations from 1987 to 1995. Since 1995 he has been President and Chief Operating Officer of Cameron Communications Corporation.

     THOMAS G. HENNING has been General Counsel and Secretary since 1994.

     HARLEY RUPPERT has been a director of IWO since its inception. From 1978 to the present, he has been employed by Newport Telephone Company, Inc., most recently as President, and in 2000 purchased a controlling interest in that company. Mr. Ruppert is also President and Chief Executive Officer of NTCNet Inc., the holding company of Newport Telephone Company, Inc.

     CHRISTOPHER J. STADLER has been a director of IWO since December 1999. He has been an executive of Investcorp, S.A., a global investment group ("Investcorp"), or one or more of its wholly-owned subsidiaries, since April 1996 and is currently a member of its Management Committee. Before then, he was a Director of CS First Boston Corporation. Mr. Stadler is a director of Carter Holdings, Inc. and its wholly-owned subsidiary, The William Carter Company.

     THOMAS J. SULLIVAN has been a director of IWO since December 1999. He has been an executive of Investcorp or one or more of its wholly-owned subsidiaries since April 1996, prior to which he was Vice President and Treasurer of the Leslie Fay Companies, Inc. (now Leslie Fay Company, Inc.). Mr. Sullivan is a director of Werner Holding Co. (DE), Inc.

     The Board has an Audit Committee, the members of which as of the date hereof were Messrs. Cannada (Chairman), Cowen & Hebert. This committee, which held eight meetings last year is responsible for making recommendations to the Board concerning the selection and retention of independent auditors, reviewing the results of audits by the independent auditors, discussing audit recommendations with management and reporting the results of its reviews to the Board. The Board also has a Compensation Committee, the members of which as of the date hereof were Messrs. Tucker (Chairman), Cannada and Hebert. This committee, which held two meetings last year, is responsible for determining the compensation of our officers and key employees and administering our incentive compensation plans. The Board does not have a nominating committee.

     Messrs. Cannada and Hebert received upon joining the Board options to purchase 10,000 and 5,000 shares, respectively, of our Class A Common Stock for $11.00 per share, the fair market value of the stock on the date of grant. In 2001, Mr. Cannada was granted an option to purchase up to 10,000 shares of our Class A Common Stock for $6.8125 per share, the fair market value of the stock on the date of grant, and he also receives a fee of $500 per Audit Committee meeting for service as its chairman. Directors are not otherwise compensated.


              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the beneficial ownership of each class of our outstanding equity securities as of March 1, 2002, by (a) each director and nominee for director, (b) each Replacement Director, (c) each executive officer identified under the heading "Executive Compensation and Certain Transactions - Summary of Executive Compensation" ("Named Executive Officers") and (d) all directors and executive officers as a group, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in this table or the notes under "Stock Ownership of Certain Beneficial Owners," the securities shown are held with sole voting and investment power.

                                               Class Of                Number of                 Percent
Beneficial Owner                             Common Stock               Shares                   of Class
----------------                             ------------              ---------                 --------
DIRECTORS AND NOMINEES

Henry P. Hebert, Jr.                               A                          800                      *
John A. Henning                                    A                      179,978                      *
                                                   B                    2,871,727                    5.1
Thomas G. Henning                                  A                      402,235                      *
                                                   B                    5,932,110                   10.1
Charles T. Cannada                                 A                       17,500                      *
William L. Henning                                 A                    4,707,320                   16.9
                                                   B                   10,260,157                    8.3
Robert W. Piper                                    A                      343,085                      *
                                                   B                       84,427                      *
William L. Henning, Jr.                            A                      791,974                    2.8
                                                   B                    4,051,013                   ----
Lawrence C. Tucker                                 B                   10,038,418 (1)               17.8
Andrew C. Cowen                                  ----                        ----                   ----

REPLACEMENT DIRECTORS
Harley Ruppert                                   ----                        ----                   ----
Christopher Stadler                              ----                        ----                   ----
Thomas Sullivan                                  ----                        ----                   ----

NAMED EXECUTIVE OFFICERS
William L. Henning, Jr.                            A                      791,974 (2)                  *
                                                   B                    4,051,013                    7.2
Robert W. Piper                                    A                      343,085 (2)                  *
                                                   B                       87,427                      *
Thomas G. Henning                                  A                      402,235                      *
                                                   B                    5,932,110                   10.5
Jerry E. Vaughn                                    A                       91,455 (2)                  *
Michael D. Bennett                                 A                       39,978 (2)                  *

ALL DIRECTORS AND EXECUTIVE                        A                    6,574,325                   23.5%
OFFICERS AS A GROUP (15 PERSONS)                   B                   33,237,852                   58.9%

______________________
*   Less than one percent

(1) Consist of shares owned by the 1818 Fund III, LLP. See note 10 under "Stock Ownership of Certain Beneficial Owners."

(2) Consists of shares of Class A Common Stock that the named persons have the right to acquire pursuant to currently exercisable stock options.
                           ________________________

                 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following, to our knowledge, are the only beneficial owners of more than 5% of our outstanding voting power, determined in accordance with Rule 13d-3 of the SEC as of March 1, 2002. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

                                                                                        Percent
                                                               Number of                of Total
Beneficial Owner                                    Class       Shares              Voting Power(1)
----------------                                    -----     ---------             ---------------
Sandy Britnell, Trustee of the William L.             B        17,932,301  (2)            30.3
Henning, Jr., Grantor Retained Annuity Trust I,
the John A. Henning Grantor Retained Annuity
Trust I and the Thomas G. Henning Grantor
Retained Annuity Trust I(2)

William L. Henning                                    A         4,707,320                  *
                                                      B        10,260,157  (3)            18.1

William L. Henning, Jr.                               A           791,974  (4)             *
                                                      B         4,051,013  (5)(6)          7.0

John A. Henning                                       A           179,978  (3)             *
                                                      B         2,871,727  (6)(7)          5.0

Thomas G. Henning                                     A           402,235  (3)             *
                                                      B         5,932,110  (8)            10.1

Thomas D. Henning                                       B              2,985,968  (9)                    5.0

Lawrence C. Tucker                                      B             10,038,418 (10)                   16.9

The 1818 Fund III, L.P.                                 B             10,038,418 (10)                   16.9

___________________

(1) To compute the percentages shown, the ownership of Class A and Class B shares has been aggregated.

(2) Ms. Britnell disclaims the beneficial ownership of these shares. Ms. Britnell's address is 101 E. Thomas Street, Sulphur, LA, 70663.

(3) Includes 103,838 shares held by William L. Henning as custodian for the minor children of Thomas G. Henning, of which shares he disclaims beneficial ownership. Also includes his proportionate interest in 177,427 shares held by a general partnership. William L. Henning's address is 101
     E. Thomas Street, Sulphur, LA  70663.

(4) Consists of shares of Class A Common Stock that may be acquired upon the exercise of stock options exercisable on or within sixty days after March 1, 2002.

(5)  Excludes 103,838 shares held as custodian for the benefit of the minor
     children of William L. Henning, Jr.   William L. Henning, Jr.'s address is
     901 Lakeshore Drive, Lake Charles, LA 70601.

(6) Excludes 620,966 shares held in each of two trusts for the benefit of the minor children of William L. Henning, Jr. and John A. Henning, respectively, of which shares each of them disclaims beneficial ownership. Includes each of William L. Henning, Jr.'s and John A. Henning's proportionate interest in 177,427 shares held by a general partnership.

(7) Excludes 140,864 shares held by Thomas G. Henning as custodian for the minor children of John A. Henning. John A. Henning's address is 101 E. Thomas Street, Sulphur, LA 70663.

(8) Includes 248,523 shares held as custodian for the benefit of the minor children of John A. Henning and William L. Henning, Jr. (see Notes 5 and 7 above), of all of which shares Thomas G. Henning disclaims beneficial ownership. Excludes 103,838 shares held by William L. Henning, as custodian for the minor children of Thomas G. Henning (see Note 4 above). Includes 1,241,932 shares held as trustee for the minor children of William L. Henning, Jr. and John A. Henning (see Note 6 above), 620,966 shares held as trustee for his minor children, and 10,000 shares held as custodian for his minor children, of all of which shares he disclaims beneficial ownership. Also includes his proportionate interest in 177,427 shares held by a general partnership. Thomas G. Henning's address is 901 Lakeshore Drive, Lake Charles, LA 70601.

(9)  Thomas D. Henning's address is 101 E. Thomas Street, Sulphur, LA 70663.

(10) Mr. Tucker, a general partner of Brown Brothers Harriman & Co., which is the general partner of The 1818 Fund, may be deemed to be the beneficial owner of shares held of record by The 1818 Fund due to his role as a co-manager of The 1818 Fund. Mr. Tucker disclaims beneficial ownership of the shares beneficially owned by The 1818 Fund, except to the extent of his pecuniary interest therein. The address of the 1818 Fund is 63 Wall Street, New York, NY 10021.
                             ____________________

                            EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table summarizes, for the last three years, the compensation of our Chief Executive Officer and of certain other of our executive officers whose annual compensation was over $100,000, in all capacities in which they served.

                                                                      Annual Compensation
---------------------------------------------------------------------------------------------------------------
                                                                                                     Securities
            Name and Principal Position                                             Other Annual     Underlying
                                                      Year    Salary     Bonus      Compensation      Options
---------------------------------------------------------------------------------------------------------------
William L. Henning, Jr. (1)                           2001   $220,000   $110,000        $ 7,700          20,000
     Chairman of the Board of Directors               2000   $194,615   $126,000         ------         155,114
                                                      1999   $110,000   $300,000         ------       1,221,194
---------------------------------------------------------------------------------------------------------------
Robert W. Piper (2)                                   2001   $257,692   $325,000        $18,625         100,000
    President and  Chief Executive Officer            2000   $180,066   $101,000        $ 5,850          81,022
                                                      1999   $112,973   $150,000         ------         614,062
---------------------------------------------------------------------------------------------------------------
Thomas G. Henning                                     2001   $146,588   $165,000        $ 5,550          35,000
    Secretary and General Counsel                     2000   $117,692   $ 68,875         ------          64,498
                                                      1999   $ 60,000   $150,000         ------         597,004
---------------------------------------------------------------------------------------------------------------
Jerry E. Vaughn                                       2001   $174,461   $220,000        $12,100          50,000
    Chief Financial Officer                           2000   $172,308   $ 31,604        $ 5,250(3)      263,965
                                                      1999   $ 92,307     ------            200(3)      127,928
---------------------------------------------------------------------------------------------------------------
Michael D. Bennett(4)                                 2001   $139,231   $135,000        $ 7,423          20,000
                                                      2000   $124,038   $ 50,625        $ 1,765(3)      106,610
                                                      1999     ------     ------         ------         -------
---------------------------------------------------------------------------------------------------------------

(1) William L. Henning, Jr. was our Chief Executive Officer in 1999 and part of 2000.

(2) Robert W. Piper was our President and Chief Operating Officer in 1999 and part of 2000.

(3) Does not include relocation expenses of $94,336 and $9,733 paid to Mr. Vaughn in 2000 and 1999, respectively, and of $52,031 paid to Mr. Bennett in 2000.

(4) Mr. Bennett was appointed to his current position in August, 2001. Before then, he was Vice President and General Manager of our wireless operations. If the IWO Merger is consummated, he will become Senior Vice-President of Sales and Marketing.

                               __________________

     We have employment contracts with each of Messrs. William L. Henning, Jr., Robert W. Piper, Thomas G. Henning, Jerry E. Vaughn and Michael D. Bennett for terms of three years (two years in the case of Mr. Bennett), automatically renewable each year unless we notify the employee within 120 days of a renewal date that the contract will not be renewed. If during the employment term, we terminate the employee without Cause, as defined, or he terminates his employment for Good Reason, as defined and including any Change of Control of the Company, we must pay him in a lump sum approximately three times (two times in the case of Mr. Bennett) his salary and bonus and provide him with other benefits, and any stock options granted him will vest. The employee has agreed not to compete with us for two years after any termination of employment.

STOCK OPTION GRANTS

     The following table contains information concerning the grant of stock options to purchase shares of Class A Common Stock granted to the Named Executive Officers during 2001. The options are exercisable in 25% annual increments beginning one year from the date of grant, unless accelerated by the Compensation Committee or in the event of a change in control of us.

                                                                                              Potential
                                                                                         Realizable Value of
                                No. of        % of Total                                 Options at Assumed
                                Shares         Options                                  Annual Rates of Stock
                              Underlying      Granted to                                 Price Appreciation
                               Options        Employees    Exercise     Expiration         For Option Term
Name                          Granted(1)       in 2001      Price          Date           5%          10%
------------------------------------------------------------------------------------------------------------
William L. Henning, Jr.         20,000             4.5    $6.8125   March 31, 2011   $  221,936   $  353,397
------------------------------------------------------------------------------------------------------------
Robert W. Piper                100,000            22.6    $6.8125   March 31, 2011   $1,109,680   $1,766,987
------------------------------------------------------------------------------------------------------------
Jerry E. Vaughn                 50,000            11.3    $6.8125   March 31, 2011   $  554,840   $  883,493
------------------------------------------------------------------------------------------------------------
Michael D. Bennett              20,000             4.5    $6.8125   March 31, 2011   $  221,936   $  353,397
------------------------------------------------------------------------------------------------------------
Thomas G. Henning               35,000             7.9    $6.8125   March 31, 2011   $  388,388   $  618,445
------------------------------------------------------------------------------------------------------------

(1) All options were awarded at the fair market value of the underlying shares on the effective date of grant.
                             _____________________

OPTION HOLDINGS

     The following table contains information with respect to the Named Executive Officers concerning unexercised options held as of December 31, 2001. No options were exercised by any of them in the year, other than Mr. Vaughn, who exercised options with respect to 26,000 shares and realized a value of $371,702.

                                    Number of Securities Underlying  Value of Unexercised In-the-Money
                                          Unexercised Options                  Options (1)
Name                                Exercisable      Unexercisable     Exercisable     Unexercisable
----------------------------------------------------------------------------------------------------
William L. Henning, Jr.               649,374           746,934         $5,227,303        $5,254,664
----------------------------------------------------------------------------------------------------
Robert W. Piper                       327,285           467,799         $2,622,658        $2,959,413
----------------------------------------------------------------------------------------------------
Thomas G. Henning                     314,626           381,876         $2,578,312        $2,696,175
----------------------------------------------------------------------------------------------------
Jerry E. Vaughn                       103,955           311,938         $  293,964        $  843,718
----------------------------------------------------------------------------------------------------
Michael D. Bennett                     26,652            99,958         $   69,295        $  275,241
----------------------------------------------------------------------------------------------------

(1) Reflects the difference between closing sale price of the Common Stock on December 31, 2001, and the respective exercise prices of the options.
                             _____________________

                              CERTAIN TRANSACTIONS

     William L. Henning and John A. Henning, directors of the Company, and William L. Henning, Jr., and Thomas G. Henning, officers and directors of the Company, are officers and directors of Cameron Communications Corporation ("Cameron"), a corporation engaged primarily in the wireline communications business, and William L. Henning is Cameron's principal shareholder. Cameron is also a shareholder of Xspedius Holding Corp. ("Xspedius"), a corporation engaged primarily in the competitive local exchange business. William L. Henning, Jr., Chairman of our Board, is Chairman and Chief Executive Officer of Xspedius. The 1818 Fund is a principal shareholder of Xspedius, and Lawrence C. Tucker and Andrew C. Cowan, directors of the Company and executives of the 1818 Fund, are also directors of Xspedius. US Unwired, Cameron, Xspedius and their subsidiaries have agreements with one another and with other companies under common control, as described below.

     We have a management agreement to provide Xspedius with specified management services, and Xspedius paid us approximately $445,000 in 2001 for these services. We also lease office space to Xspedius, which paid us $427,000 in rent in 2001. Xspedius provides circuit and voicemail services that we use and also resell to our cellular and digital subscribers, for which we paid $1,740,000 in 2001.

     In 2001 we acquired Cameron's 6.14% minority interest in our subsidiary, Louisiana Unwired, in exchange for 4,634,842 shares of our Class A Common Stock.

     Cameron provides circuit and interconnect services to us and was paid $407,500 in 2001. We lease tower space from and paid Cameron $80,000 in rent in 2001.

     We purchase long distance service from Cameron and resell that service to our customers. We pay rates for this service that are comparable to rates at similar volumes charged by Cameron to other customers and competitive with rates that we would expect to pay for similar service from an unaffiliated third party. We paid Cameron approximately $6,562,000 in 2001 for long distance service. We also sold a tract of vacant land to Cameron for $792,000 in 2001.

     We use, for a rate of $3.00 per air mile, a Beechraft RK-12 aircraft owned by Cameron. We paid Cameron approximately $210,000 in 2001 for these flight services.

     Unibill, Inc. ("Unibill"), a wholly owned subsidiary of Cameron, provides bill processing and related services for us. For these services, Unibill received approximately $5,529,000 from us in 2001. We provide Unibill with selected administrative and general services through a management agreement, for which Unibill paid us approximately $240,000 in 2001. In March 1998, we agreed to lease office, equipment and warehouse space from Unibill for 60 months, and in 2001 we paid Unibill $264,000 under these leases.

     We believe that the terms of each of the foregoing arrangements are no less favorable to us than would be expected in comparable arrangements with unaffiliated third persons.

                COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                    PARTICIPATION IN COMPENSATION DECISIONS

     The Compensation Committee is composed of Messrs. Tucker (Chairman), Cannada and Hebert. No member of the Compensation Committee has ever been an officer or employee of us or any of our subsidiaries.


         THE COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION


COMPENSATION COMMITTEE RESPONSIBILITIES

     The Compensation Committee's basic responsibilities include: (1) encouraging the achievement of our performance goals by providing compensation that directly relates to the performance of individual and corporate objectives;
(2) establishing compensation policies and guidelines that will attract and retain qualified personnel through an overall level of compensation opportunity that is competitive; and (3) promoting a direct relationship between compensation and company performance by facilitating executive stock ownership through stock option and other equity participation.

     In particular, the Compensation Committee reviews and determines our executive compensation strategy, compensation for the chief executive officer and our other senior executives, and administers stock incentive and other compensation and benefit plans.

COMPENSATION PHILOSOPHY

      We operate in the extremely competitive and rapidly changing telecommunications industry. The Compensation Committee believes that compensation programs for executive officers should be designed to attract, motivate and retain talented executives responsible for our success and should be determined within a competitive framework and based on the achievement of designated financial and other performance targets, individual contributions and other performance relative to that of our competitors. We have a "pay for performance" philosophy which rewards executives for long-term strategic management and enhancement of shareholder value. Within this overall philosophy, the Committee's objectives are to:

  . offer a total compensation program that is competitive, taking into consideration the compensation practices of other companies.

  . provide annual incentive compensation awards that take into account our overall performance against corporate objectives, as well as individual contributions.

  . align the financial interests of executive officers with those of shareholders by providing significant equity-based, long-term incentives.

COMPENSATION COMPONENTS AND PROCESS

     Our compensation program for executives consists of three key elements:
(1) base salary, (2) performance based annual incentive awards and (3) long term, equity-based incentive awards.

     The Compensation Committee determines these three key elements for executives with the assistance of our Human Resources staff.

     Base Salary. The base salary for each executive is determined at levels for comparable positions at other companies.

     Annual Incentive Awards. To reinforce the attainment of our goals, the Compensation Committee believes that a substantial portion of the annual compensation of each executive should be in the form of variable incentive pay. For fiscal year 2001, certain goals were established by our chief executive officer for the company and its executives at the beginning of the fiscal year, including goals that supported the completion of the build-out of our PCS network, financial performance, and the transition to our new management arrangement with Sprint. In fiscal year 2001, we achieved or exceeded these performance targets. Awards paid to executives reflected those results, plus individual accomplishments of both corporate and functional objectives.

     Long-Term, Equity Based Incentive Awards. The goal of our long-term, equity-based incentive awards is to align the interests of executives with shareholders and to provide each executive with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business.

     The Compensation Committee plans to make annual awards of long-term, equity-based incentives.

CEO COMPENSATION

     The 2001 annual base salary for Mr. Piper of $275,000 was established by the Committee in March, 2001. The Committee's decision was based on both Mr. Piper's personal performance of his duties and the salary levels paid to chief executive officers of other comparable companies. The Compensation Committee will assess the market data for chief executive officers of other comparable companies to ensure that Mr. Piper's compensation is consistent with the Committee's stated compensation objectives.

     The structure of Mr. Piper's compensation is based in part on comparisons to the compensation of executives in similar positions with other companies in the industry, as well as Mr. Piper's level of responsibility, experience and contribution to the Company's business objectives and the Committee's assessment of the Company's operations. The Committee also believes that the structure of Mr. Piper's compensation, with its emphasis on the Company's performance is in the best interest of the Company's stockholders because it more closely aligns the interests of Mr. Piper and the Company's stockholders. Mr. Piper's fiscal year 2001 bonus was paid as a result of the achievement by the Company of certain goals as set forth above.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code limits our ability to deduct annual compensation in excess of $1 million paid to any of our top executive officers. This limitation generally does not apply to compensation based on performance goals if certain requirements are met. Stock option grants under our Incentive Stock Plan have been designed so that any compensation deemed to be paid in connection with the exercise of option grants will qualify as performance-based compensation which is not subject to the $1 million deduction limitation. It is the Committee's intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market of executive talent.

     By the Members of the Compensation Committee.

          Lawrence C. Tucker
          Charles T. Cannada
          Henry P. Hebert, Jr.

PERFORMANCE GRAPH

     The following Performance Graph compares our cumulative total stockholder return on our Class A Common Stock for the period beginning May 23, 2000 (the first day of trading after our initial public offering) with the cumulative total return on the NASDAQ Stock Market and the NASDAQ Telecommunications Index assuming the investment of $100 on May 23, 2000, at closing prices on December 31, 2001.

[GRAPH HERE]


Cumulative Total Returns:


Index                         May 23, 2000         December 31, 2000        December 31, 2001
---------------------------------------------------------------------------------------------
US Unwired                     $100.0                     $45.1                   $99.3
---------------------------------------------------------------------------------------------
NASDAQ Stock Market            $100.0                     $78.1                   $61.6
---------------------------------------------------------------------------------------------
NASDAQ Telecommunications      $100.0                     $66.6                   $34.0
---------------------------------------------------------------------------------------------


              PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION

     Previously we had little concern about being acquired against the will of our board of directors because the voting power of our founding family and their related interests, even if not completely united, could prevent an unfriendly acquisition of us. As a result of the IWO Merger, our Class B Common Stock, principally held by our founding family, will be changed to one vote per share stock instead of the current ten vote per share stock, thus significantly reducing the voting power of our founding family. Because of this, and the addition of new shareholders not aligned with us through the IWO and other mergers, our board of directors is implementing anti-takeover provisions reflected in the proposed Amendment in addition to provisions in our current Articles of Incorporation and Bylaws that have an anti-takeover effect. These anti-takeover provisions may permit our board of directors to choose not to entertain offers to purchase us, even offers that are at a substantial premium to the market price of our stock. Our stockholders may therefore be deprived of opportunities to profit from a sale of control.

     We propose to amend our Articles of Incorporation to

          - Require Board action to be taken by a majority of the entire Board rather than a majority of a quorum
          - Permit shareholders to fill vacant Board seats only if the Board has not filled the vacancy within 90 days.
          - Permit directors to be removed by shareholders only for cause and only upon an 80% vote.
          - Require an 80% shareholder vote to amend the Bylaws (85% in the case of certain provisions), a 75% vote to approve amendments to the Articles (85% in the case of certain provisions) and a 66-2/3% vote for any other proposal, in each case if the proposed action was not approved by two-thirds of the entire Board.
          - Eliminate the power of shareholders to act without a meeting by less than unanimous consent.

          - Increase from 60% to 80% the percentage of voting power required for shareholders to call a special meeting.

     A copy of the Articles as proposed to be amended is attached as Appendix A.

     Current provisions in our Articles of Incorporation and Bylaws that have an anti-takeover effect consist of:

          - authorization of a class of preferred stock that may be issued in series with terms, including voting rights, established by the Board without shareholder approval.

          - authorization of approximately 700 million shares of common stock that may be issued by the Board without shareholder approval.

          - a classified Board with staggered three year terms, preventing a change in a majority of the Board at any annual meeting.

          - requirement of advance notice of proposed nominations for election to the Board.

          - supermajority shareholder voting requirements to approve business combinations not approved by the Board.

     The Board is also considering the adoption by it of a shareholder rights plan that would have the purpose and effect of making it difficult or nearly prohibitive for a person to acquire more than a specified percentage of our voting power, or to conclude a tender offer or other takeover proposal, without Board approval.

     In conjunction with the proposed Amendment, the Board has adopted a change to the Company's Bylaws to require advance notice of business to be conducted at shareholder meetings. The provisions of the proposed Amendment, along with the other provisions in our Articles of Incorporation and Bylaws described above, would preclude a third party from removing incumbent directors and simultaneously gaining control of our board by filling the vacancies created by removal with its own nominees. Under the classified board provisions in our current Articles, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by our board or the chairman of the board of directors. Moreover, even in the absence of an attempted takeover, the provisions make it difficult for shareholders dissatisfied with the Board to effect a change in the composition of the Board, even at annual meetings.

     The Board of Directors is not aware at this time of any planned or intended proxy contest, tender offer or other change of control.

     To be adopted, the proposed Amendment must be approved by holders of a majority of the voting power present at the Meeting. For these purposes, broker non-votes on the proposed Amendment will not be counted as present for the vote and therefore will not have the effect of a vote against the proposed Amendment. The proposed Amendment will be presented at the Meeting as single motion. Therefore, a shareholder who is opposed to any particular aspect of the Amendment should vote against the entire Amendment in order to register such opposition.

     The Board of Directors recommends that shareholders vote FOR the proposed Amendment.

                         RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

     Our consolidated financial statements for 2001 were audited by the firm of Ernst & Young, LLP, which will remain as our auditors until replaced by the Board upon the recommendation of the Audit Committee. Representatives of Ernst & Young, LLP, are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

     The aggregate fees billed by Ernst and Young, L.L.P., for the audit of our 2001 financial statements and the review of the financial statements in our Form 10Qs for that year were $197,000. All other fees were $716,000, consisting of $548,000 for audit related services and $168,000 for non audit services. Audit related fees generally consisted of fees for business acquisitions, accounting consultations, internal audit and tax research.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of our Board of Directors is composed of three non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the requirements of the NASDAQ Stock Market as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Board of Directors on May 2, 2000. This is a report on the Committee's activities relating to fiscal year 2001.

     The Audit Committee reviewed and discussed the audited financial statements with our management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
Section 380). The Committee also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees), has discussed with the independent auditors the independent auditors' independence, and has considered the compatibility of non audit services with the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal auditors with management present and with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

     By the members of the Audit Committee:

          Charles C. Cannada
          Andrew C. Cowen
          Henry P. Hebert, Jr.

                                 OTHER MATTERS

QUORUM AND VOTING OF PROXIES

     The presence, in person or by proxy, of a majority of the voting power of the outstanding Common Stock is necessary to constitute a quorum. Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be determined by plurality vote, and adoption of the amendment will require the vote of at least a majority of the voting power present.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, that are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner's shares with respect to the election of directors. Shares as to which a broker or nominee does not vote on a matter are referred to as broker non-votes on that matter. Broker non-votes will be counted as present at the Meeting for purposes of determining a quorum but will not be counted as present on any matter as to which shares are not voted.

     All proxies received by us in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named herein and for the proposed Amendment. The Board does not know of any matters to be presented at the Meeting other than the election of directors. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Stockholder Proposals

     Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 2003 annual meeting of stockholders must forward such proposal to the Secretary at the address set forth on the first page of this Proxy Statement in time to arrive before _______________, 2003.

                                    By Order of the Board of Directors


                                    Thomas G. Henning
                                    Secretary

Lake Charles, Louisiana
____________, 2002

                                                                      APPENDIX A

                    THIRD RESTATED ARTICLES OF INCORPORATION
                                       OF
                                US UNWIRED INC.

                               [Recitals Omitted]



                                   Article I
                                 Name; Duration

                        The name of the Corporation is:

                                US UNWIRED INC.

     Its duration is perpetual.


                                   Article II
                                    PURPOSE

     The purpose of the Corporation is to engage in any lawful activity for which corporations may be formed under the Louisiana Business Corporation Law ("LBCL").


                                  Article III
                       Capital Stock: General Provisions

     A. Authorized Stock. The Corporation has the authority to issue one billion shares of capital stock, of which eight hundred million are shares of Common Stock, par value $.0l per share, and two hundred million are shares of Preferred Stock having no par value. The Corporation previously had authority to issue (among other shares) five hundred million shares of Class A Common Stock, par value $.01 per share, and three hundred million shares of Class B Common Stock, par value $.01 per share. By virtue of an amendment to this
Article III, Section A, each share of Class B Common Stock that was issued and outstanding at the time of such amendment was reclassified into one share of Class A Common Stock, and all outstanding shares of Class A Common Stock, including those issued in connection with such reclassification, were renamed "Common Stock" (without class designation).

     B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors has authority to amend these Articles from time to time to fix the preferences, limitations and relative rights of any series of Preferred Stock, and to establish, and fix variations in relative rights as between or among series of Preferred Stock (collectively, "Preferred Stock Terms"). The Preferred Stock Terms so established may be amended from time to time by the Board of Directors, subject only to any approval of the holders of any series of Preferred Stock that may be required by these Articles or by the LBCL notwithstanding the provisions of these Articles. Preferred Stock shall have such voting rights as are required by the LBCL and as may be conferred by the Preferred Stock Terms.

     C.   Redemption of Disqualified Holders.

          (1) Except as may otherwise be expressly provided in these Articles with respect to any series of Preferred Stock by the applicable Preferred Stock Terms, the Corporation may at any time redeem shares of its capital stock from any Disqualified Holder or Holders to the extent that the ownership thereof (i) would constitute a violation of Section 310 of the Communications Act of 1934, as such Act has been and may be further amended, or any similar or successor federal law or regulation (a "Violation"); or (ii) would prevent the Corporation or any subsidiary from holding, or materially delay it or any subsidiary in obtaining, any governmental license or franchise necessary to conduct any material portion of the Corporation's Business, or materially increase the Corporation's or any subsidiary's cost of obtaining or operating under any such license or franchise (a "Prevention").

          (2) The terms and conditions of any such redemption shall be as follows:

          (i) The number of shares to be redeemed shall be (a) the minimum number required, in the opinion of the Board of Directors, to remove the Violation or Prevention, as the case may be, plus (b) in the discretion of the Board of Directors, any number of additional shares up to 15% of the number calculated pursuant to clause (a);

          (ii) The redemption price shall be the Fair Market Value of the Redeemed Shares;

          (iii) The redemption price shall be paid in cash, Redemption Securities, or any combination thereof, as determined by the Board of Directors;

          (iv) The shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, or selection in any other manner determined by the Board of Directors;

          (v) at least 20 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed; provided, however, that only 10 days' written notice of the Redemption Date shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them on and after the Redemption Date upon surrender of the stock certificates for their shares to be redeemed; and

          (vi) from and after the Redemption Date, any and all rights of whatever nature (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) with respect to the shares selected for redemption shall cease and terminate and such Disqualified Holders thenceforth shall be entitled only to receive the cash or Redemption Securities payable upon redemption.

     The Board of Directors may impose other terms and conditions not inconsistent with the foregoing.

          (3)  For purposes of this Article III, Section C:

          (i) "Business" means the wireless communications business including (but without limitation) cellular, paging and personal communications service. The foregoing description does not limit the generality of Article II.

          (ii) "Disqualified Holder" means any holder of capital stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of capital stock of the Corporation by any other holder or holders, would, in the opinion of the Board of Directors, be a Violation or a Prevention.

          (iii) "Fair Market Value" of a share of the Corporation's stock of any class or series means the average of the closing prices for such a share on its principal trading market for each of the ten trading days ending on the day preceding the day on which notice of redemption shall be given; provided, however, that if shares of stock of such class or series are not traded on any securities exchange registered under the Securities Exchange Act of 1934 and are not quoted in the NASDAQ National Market, "Fair Market Value" shall be the fair market value as of such day as determined by the Board of Directors in good faith.

          (iv) "Redemption Date" means the date fixed by the Board of Directors for the redemption of shares pursuant to this Article III, Section C.

          (v) "Redemption Securities" means any debt or equity securities of the Corporation, any of its subsidiaries or affiliates or any other entity, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given, at least equal to the redemption price required to be paid.

          (4) The Corporation may assign in whole or in part its redemption rights under this Article III, Section C to any third party, in whose hands such rights shall become an option to purchase the shares on the same terms and conditions as the Corporation's right of redemption.

          (5) Notices of redemption shall be deemed to have been given at the time deposited in the United States mail, certified or registered with return receipt requested, properly addressed to the addresses on the books of the Corporation and postage prepaid. Time periods that run from such notices shall commence on the first day after notice is given.

     D. No Preemptive Rights. Shareholders shall not have any preemptive rights.


                                  Article IV
                                   Directors

     A. Number. The number of directors constituting the full Board of Directors (the "Whole Board") shall be the greater of (a) three; (b) the number set forth in the By-Laws of the Corporation from time to time (but no decrease in such number shall shorten the term of an incumbent director); and (c) the number that is two times the sum of (i) one, plus (ii) the number of directors which Preferred Stock is entitled to elect ("Preferred Directors").

     B. Quorum; Voting. A quorum of directors shall consist of a majority of the Whole Board. The acts of a majority of the Whole Board shall be the acts of the Board of Directors except as expressly otherwise provided in these Articles.

     C. Proxies. Any director who is absent from a meeting of the Board of Directors or any committee thereof may be represented by any other director, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director.

     D. Classification. The Board of Directors other than Preferred Directors, who shall be elected and serve in accordance with the Preferred Stock Terms, shall be divided, with respect to the time during which they shall hold office, into three classes as nearly equal in number as possible, with the initial term of office of the Class I directors expiring at the annual meeting of shareholders to be held in 2004, of the Class II directors expiring at the annual meeting of shareholders to be held in 2002, and of the Class III directors expiring at the annual meeting of shareholders to be held in 2003, with all such directors to hold office until their successors are elected and qualified. Any increase or decrease in the number of directors shall be apportioned by the Board of Directors so that all classes of directors shall be as nearly equal as possible. At each annual meeting of shareholders, directors chosen to succeed those whose terms then expire shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors are duly elected and qualified.

     E. Vacancies. Any vacancy on the Board of Directors (including any vacancy resulting from an increase in the authorized number of directors, from the removal of a director or from a failure of the shareholders to elect the full number of authorized directors) may be filled as follows: if the vacant position is that of a Preferred Director, the vacancy may be filled as provided in the Preferred Stock Terms; and if the vacant position is other than that of a Preferred Director, the vacancy may be filled only by vote of a majority of the remaining directors who are not Preferred Directors, whether or not constituting a quorum of the Whole Board, or, if such remaining directors have not acted within 90 days following the occurrence of such vacancy, by the holders of Common Stock at any annual or special meeting of shareholders the notice of which expressly states that filling a vacancy in the Board of Directors is to be considered at the meeting.

     F. Removal. A director, other than a Preferred Director, may be removed at any time, but only (i) if there exists cause for such removal and such removal is approved by the vote of holders of 80% of the total voting power of the Corporation, with all classes and series voting together as if a single class, at a special meeting the notice of which specifies removal as a purpose thereof and generally describes the cause therefor, or (ii) if a majority of the Whole Board determines that the office of such director should be declared vacant pursuant to Section 81(C)(2) of the LBCL (or any successor provisions). A Preferred Director may be removed only as provided in the Preferred Stock Terms.


                                   Article V
                    Limitation of Liability; Indemnification

     A. Limitation of Liability. No director or officer of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of his or her fiduciary duty as a director or officer, provided that the foregoing provision shall not eliminate or limit the liability of a director of officer for (1) any breach of the director's or officer's duty of loyalty to the Corporation or its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful distributions of the Corporation's assets to, or redemption or repurchase of the Corporation's shares from, shareholders of the Corporation, under and to the extent provided in Section 92(D) of the LBCL; or
(4) any transaction from which the director or officer derived an improper personal benefit.

     B. Authorization of Further Actions. The Board of Directors may (1) cause the Corporation to enter into contracts with its directors and officers providing for the limitation of liability set forth in this Article to the full extent permitted by law, (2) adopt By-Laws or resolutions, or cause the Corporation to enter into contracts, providing for indemnification of directors and officers and other persons (including, without limitation, directors and officers of the Corporation's direct and indirect subsidiaries) to the full extent permitted by law, and (3) cause the Corporation to exercise the powers set forth in Section 83(F) of the LBCL (or any successor provisions), notwithstanding that some or all of the members of the Board of Directors acting with respect to the foregoing may be parties to such contracts or beneficiaries of such By-Laws or resolutions or the exercise of such powers.

     C. Subsidiaries. The Board of Directors may cause the Corporation to approve for its direct and indirect subsidiaries limitation of liability and indemnification provisions comparable to the foregoing, notwithstanding that some or all of the directors of the Corporation are also directors or officers of such subsidiaries.

     D. Amendment of Article V. Any amendment or repeal of this Article shall not adversely affect any elimination or limitation of liability or any right to indemnification under this Article with respect to any action or inaction occurring prior to the time of such amendment or repeal.


                                   Article VI
                            Meetings of Shareholders

     A. Special Meetings. Special meetings of shareholders, for any purpose or purposes, may be called in any manner set forth in the By-Laws that is not inconsistent with the following sentence or, if the meeting involves only holders of Preferred Stock, in the applicable Preferred Stock Terms. In addition, at any time, upon the written request of any shareholder or group of shareholders holding in the aggregate at least (i) 80% of the total voting power of any series or class, the Secretary of the Corporation shall call a special meeting of shareholders of such series or class, or (ii) 80% of the total voting power of the Corporation, the Secretary of the Corporation shall call a special meeting of all shareholders of the Corporation. Any such special meeting called in accordance with the preceding sentence shall be held at the registered office of the Corporation at such time as the Secretary may fix, not less than 15 nor more than 60 days after the receipt of said request, and if the Secretary shall neglect or refuse to fix such time or to give notice of the meeting, the shareholder or shareholders making the request may do so. Such requests must state the specific purpose or purposes of the proposed special meeting, and the business to be conducted thereat shall be limited to such purpose or purposes. Except as set forth in this Article VI, shareholders of the Corporation shall not have the right to call or have called special meetings of the shareholders.

     B. Written Consents. Except as may be permitted for any series of Preferred Stock, acting by itself or with any other series of Preferred Stock (but not with the Common Stock), by the applicable Preferred Stock Terms, shareholders of the Corporation shall not act by written consent in lieu of a meeting of the shareholders unless such written consent is signed by the holders of all of the voting power on the question.

     C. Quorum. Except as may otherwise be provided with respect to any series of Preferred Stock by the applicable Preferred Stock Terms, a majority of the voting power of the Common Stock or any series of Preferred Stock shall constitute a quorum with respect to any matter requiring a vote of such Common Stock or series of Preferred Stock. A majority of the voting power of any classes and/or series entitled to vote together as if a single class shall constitute a quorum with respect to any matter requiring a vote of any such classes and/or series voting as if a single class.


                                  Article VII
                                   Reversion

     Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, that are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Corporation, and the Corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided, however, that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (1) payment of the amount of any cash or property dividend or redemption price or (2) issuance of any shares, ownership of which has reverted to the Corporation pursuant to this Article, to the person or entity who or which would be entitled thereto had such reversion not occurred.

                                  Article VIII
                                    By-Laws

     A. Adoption, Amendment and Repeal. By-Laws of the Corporation may be adopted, changed, amended or repealed only as provided in this Article VIII, Section A. By-Laws of the Corporation may be adopted only by the Board of Directors, and may be changed, amended or repealed by the Board of Directors, subject to any power granted by the LBCL to shareholders to change or repeal any such By-Laws. Any such power of the shareholders shall not be exercised by the vote provided for in Section 75(I) of the LBCL (or any successor provisions), but rather may only be exercised by the affirmative vote of holders of not less than 80% (85% in the case of a "Protected Amendment" as defined in Article IX, Section A) of the total voting power, with all classes and series voting together as if a single class, at any annual or special meeting of shareholders, the notice of which expressly states that the proposed change or repeal is to be considered at the meeting.

     B. New Matters. Any purported change or amendment to the By-Laws which would add thereto a matter not covered in the By-Laws prior to such purported change or amendment shall be deemed to constitute the adoption of a By-Law provision and not a change or amendment to the By-Laws.


                                   Article IX
                 Vote on Certain Transactions and Amendments to
                           Articles of Incorporation

     A. Vote Required for Shareholder Action. If the Board of Directors has in advance approved and/or recommended any proposal presented to the shareholders, including but not limited to a proposal to approve a merger, consolidation, share exchange, disposition of all or substantially all of the Corporation's assets, dissolution or any amendment to these Articles (including, without limitation, any "Protected Amendment" (defined below)), by the affirmative vote of two-thirds of the Whole Board, then, in addition to any other vote required by these Articles or by the LBCL notwithstanding the provisions of these Articles, the affirmative vote of holders of a majority of the voting power present, with all classes and series voting together as if a single class, shall be required to approve such proposal. Otherwise, the affirmative vote of holders of at least 66 2/3% of the total voting power, with all classes and series voting together as if a single class, shall be required to constitute shareholder approval of such proposal in addition to any other vote required by these Articles or by the LBCL notwithstanding the provisions of these Articles, provided, however, that (i) the vote required to adopt or approve any Protected Amendment that has not been approved and/or recommended in advance by the Board of Directors as specified in the first sentence of this Article IX, Section A is the affirmative vote of holders of at least 85% of the total voting power, with all classes and series voting together as if a single class, at an annual or special meeting the notice of which contains the proposed amendment, alteration, repeal or adoption, in addition to any other vote required by these Articles or by the LBCL notwithstanding the provisions of these Articles, and (ii) the vote required to adopt or approve any other amendment to these Articles that has not been approved and/or recommended in advance by the Board of Directors as specified in the first sentence of this
Article IX, Section A is the affirmative vote of holders of at least 75% of the total voting power, with all classes and series voting together as if a single class, at an annual or special meeting the notice of which contains the proposed amendment in addition to any other vote required by these Articles or by the LBCL notwithstanding the provisions of these Articles. A "Protected Amendment" is any proposed amendment, alteration or repeal of, or the adoption of any provision of these Articles or the By-Laws that is inconsistent with: (i)
Article IV, Article VI, Article VIII, or Article IX of these Articles; (ii) any provision of these Articles or of the By-Laws that (a) provides that specified action requires the vote or participation of more than a majority of a specified constituency or of two or more constituencies voting together as if one (other than a constituency or constituencies consisting solely of Preferred Stock), or
(b) specifically provides for a vote of directors required to constitute action by the Board of Directors that is greater than a majority of a quorum of the Board of Directors; or (iii) any Shareholder Rights Plan that has been or may be adopted by the Board of Directors. If a special vote of any class or series of shares is required under Section 31(C) of the LBCL (or any successor provisions) to amend these Articles, the requisite vote of that class or series shall be the affirmative vote of holders of at least a majority of the voting power present of such class or series or such other vote as may be required in the provisions of these Articles relating to such class or series.

     B. Business Combinations and Control Share Acquisitions. The provisions of Sections 132 through 134 of the LBCL (or any successor provisions) shall not apply to the Corporation. The provisions of Sections 135 through 140.2 of the LBCL (or any successor provisions) shall not apply to control share acquisitions of shares of the Corporation.

                                US UNWIRED INC.

              Proxy Solicited on Behalf of the Board of Directors
            for the Annual Meeting of Stockholders on April 23, 2002

     The undersigned hereby appoints Thomas G. Henning and Kris Hickingbottom or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock of US Unwired Inc., that the undersigned is entitled to vote at the annual meeting of stockholders to be held April 23, 2002, and any adjournments thereof.

     Please specify your choices by marking the appropriate boxes. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED HEREON AND FOR THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

     [X]  Please mark your votes as in this example.

          To withhold authority to vote for any individual nominee(s) mark the FOR box in proposal 1 and write that nominee's name(s) on the space provided below the boxes.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED HEREON.

          Election of Directors

     1.   Nominees:

               Charles T. Cannada
               William L. Henning
               Robert W. Piper
               Christopher J. Stadler
                                        FOR    WITHHOLD

                                        [ ]      [ ]


          FOR, except vote WITHHELD from the following nominee(s):


     2. Amendment to the Articles of Incorporation to increase the voting power of shareholders required to call a special meeting of shareholder or to amend the Articles of Incorporation or Bylaws, to permit shareholders to fill vacancies in the Board of Directors only if the Board has not acted within 90 days of the vacancy, to eliminate the power of shareholders to act without a meeting by less than unanimous consent and to require Board action to be taken by a majority of the entire Board, as more fully described in the proxy statement to which this form of proxy relates.

     3. In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

                                              Check this box
                                              to note change  [  ]
                                              of address

                              NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.


                                     SIGNATURE(S)                 DATE

                                    __________________________  ________

                                    __________________________  ________